TRANSGLOBE ENERGY CORPORATION
INSTRUMENT OF PROXY
FOR THE ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 10, 2014
The undersigned shareholder of TransGlobe Energy Corporation ("TransGlobe" or the "Company") hereby appoints Ross G. Clarkson, President, Chief Executive Officer and a director of TransGlobe, of the City of Calgary, in the Province of Alberta, or, failing him, Lloyd Herrick, Chief Operating Officer of TransGlobe, of the City of Calgary, in the Province of Alberta, or instead of either of the foregoing, ______________________________, as proxyholder of the undersigned, with full power of substitution, to attend, act and vote for and on behalf of the undersigned at the annual general and special meeting of holders of common shares ("Common Shares") of TransGlobe (the "Meeting"), to be held on the 3rd floor, Centennial Place West, 250 – 5th Street S.W., Calgary, Alberta, on June 10, 2014 and at any adjournment or adjournments thereof, and on every ballot that may take place in consequence thereof, to the same extent and with the same powers as if the undersigned were personally present at the Meeting with authority to vote at the said proxyholder's discretion, except as otherwise specified below.
Without limiting the general powers hereby conferred, the undersigned hereby directs the said proxyholder to vote the Common Shares represented by this Instrument of Proxy in the following manner (check (√) the appropriate box):

1.	FOR ☐ or AGAINST ☐ (and, if no specification is made, FOR) passing an ordinary resolution to fix the number of directors to be elected at the Meeting at six (6) members;

2.	To elect the six (6) directors of TransGlobe, to hold office until the next annual meeting of shareholders or until their successors are elected or appointed, as follows:
FOR ☐ or WITHHOLD FROM VOTING FOR ☐ Ross G. Clarkson
FOR ☐ or WITHHOLD FROM VOTING FOR ☐ Lloyd W. Herrick
FOR ☐ or WITHHOLD FROM VOTING FOR ☐ Robert G. Jennings
FOR ☐ or WITHHOLD FROM VOTING FOR ☐ Geoffrey C. Chase
FOR ☐ or WITHHOLD FROM VOTING FOR ☐ Fred J. Dyment
FOR ☐ or WITHHOLD FROM VOTING FOR ☐ Susan M. MacKenzie

3.
FOR ☐ or AGAINST ☐ (and, if no specification is made, FOR) passing with or without variation, an ordinary resolution approving an amended and restated shareholder protection rights plan for the Company, as more particularly described in the accompanying management proxy circular of TransGlobe dated May 9, 2014 (the "Information Circular");

4.
FOR ☐ or AGAINST ☐ (and, if no specification is made, FOR) passing with or without variation, an ordinary resolution approving By-law Number 2 of the Company relating to the advance notice of nomination of directors, as more particularly described in the Information Circular;

5.
FOR ☐ or WITHHOLD FROM VOTING FOR ☐ (and, if no specification is made, FOR) the appointment of Deloitte LLP, as auditors for the Company and to authorize the directors to fix their remuneration as such, all as more particularly described in the Information Circular; and

6.
At the discretion of the said proxyholder, upon any amendment or variation of the above matters or any other matter that may be properly brought before the Meeting or any adjournment thereof in such manner as such proxy, in such proxyholder's sole judgment, may determine.

This Instrument of Proxy is solicited on behalf of the management of TransGlobe. The Common Shares represented by this Instrument of Proxy will be voted and, where the shareholder has specified a choice with respect to the above matters, will be voted as directed above or, if no direction is given, will be voted in favour of the above matters.
Each shareholder has the right to appoint a proxyholder other than the persons designated above, who need not be a shareholder, to attend and to act for and on behalf of such shareholder at the Meeting. To exercise such right, the names of the nominees of management should be crossed out and the name of the shareholder’s appointee should be legibly printed in the blank spaces provided.
THE UNDERSIGEND HEREBY REVOKES ANY PROXIES HERETOFORE GIVEN:

Dated this ____ day of ______________________, 2014.
__________________________________________________
(signature of shareholder)

__________________________________________________
(name of shareholder – please print)

NOTES:

1.	If the shareholder is a corporation, its corporate seal must be affixed to this Instrument of Proxy or it must be signed by an officer or attorney thereof duly authorized.

2.
This Instrument of Proxy must be dated and the signature hereon should be exactly the same as the name in which the Common Shares are registered. If the Instrument of Proxy is not dated in the above space, it is deemed to bear the date on which it is mailed by the person making the solicitation.

3.	Persons signing as executors, administrators, trustees, etc., should so indicate and give their full title as such.

4.
This Instrument of Proxy will not be valid and not be acted upon or voted unless it is completed as outlined herein and delivered to the attention of the President of TransGlobe c/o Olympia Trust Company, Proxy Department, 2300, 125 – 9 Avenue SE, Calgary, AB, T2G 0P6, not later than forty-eight (48) hours (exclusive of Saturdays, Sundays and statutory holidays in the Province of Alberta) prior to the time of the Meeting or any adjournment thereof. An Instrument of Proxy is valid only at the Meeting in respect of which it is given or any adjournment of that Meeting.